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                                                                    Exhibit 23.1


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP
                      -------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and related prospectus pertaining to the 1999 Employee Stock Incentive Plan of Firstar Corporation (the "Company") of our report dated January 14, 2000 relating to the consolidated financial statements, which appears in the Company's 1999 Annual Report to Shareholders, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                                                  /s/ PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
April 18, 2000